Exhibit 10.14

Base Salaries of Named Executive Officers

As of June 30, 2005, the following are the current base salaries of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Cadmus Communications Corporation:

Bruce V. Thomas	$472,500
President and Chief Executive Officer

Stephen E. Hare	$400,000
Executive Vice President and President, Publisher Services Group

Wayne B. Luck	$214,302
Senior Vice President and Chief Information Officer

Gerard P. Lux, Jr.	$300,000
President, Cadmus Specialty Packaging

Paul K. Suijk	$258,750
Senior Vice President and Chief Financial Officer

Typically, changes in base salaries of the named executive officers are determined each October.